Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

April 30, 2021

Duke Realty Corporation

Duke Realty Limited Partnership

8711 River Crossing Boulevard

Indianapolis, IN 46240

Re:	Duke Realty Corporation – Registration Statement on Form S-3ASR (Registration Statement No. 333-255633), filed with the Securities and Exchange Commission on April 30, 2021

Ladies and Gentlemen:

We have acted as counsel to Duke Realty Corporation, an Indiana corporation (the “Company”), and Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership,” and, together with the Company, the “Duke Entities”), in connection with (i) the filing of the above referenced shelf registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) the issuance and sale, from time to time, of up to $400,000,000 aggregate gross sales price of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the terms of the Equity Distribution Agreement, dated February 19, 2021 (the “Equity Distribution Agreement”), by and among the Company, the Operating Partnership, and each of the persons named on Schedule 1 attached hereto (the “Agents”), which, among other things, contemplates that the Company may from time to time enter into one or more agreements (the “Forward Sale Agreements,” and together with the Equity Distribution Agreement, the “Agreements”) with each of the persons named on Schedule 2 attached hereto (the “Forward Purchasers”). The Company previously registered shares of its Common Stock having an aggregate offering price of up to $400,000,000 for sale pursuant to the terms of the Equity Distribution Agreement under its shelf registration statement, dated April 30, 2018. This opinion relates to the issuance and sale, from time to time, of up to $349,141,233 aggregate gross sales price of shares of the Company’s Common Stock (the “Shares”) that remain unsold under the Equity Distribution Agreement and to which the Prospectus Supplement (as defined below) relates.

Atlanta | Beijing | Brussels | Charlotte | Dallas | Fort Worth | London | Los Angeles | New York | Raleigh | San Francisco | Silicon Valley | Washington, D.C.

The offering of the Shares by the Company is being made pursuant to the Registration Statement and the Company’s prospectus, dated April 30, 2021 (the “Prospectus”), included in the Registration Statement, and the related prospectus supplement dated April 30, 2021 (the “Prospectus Supplement”). This opinion letter is being furnished in accordance with the requirements of Item 16 of the Commission’s Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Duke Entities, including, without limitation, resolutions adopted by the boards of directors or other governing bodies or controlling entities of the Duke Entities and the organizational documents of the Duke Entities (in each case, as amended and/or restated), certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Duke Entities, certificates of public officials, the Registration Statement, the Prospectus Supplement, the Equity Distribution Agreement, and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties, and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents, and instruments entered into by the Duke Entities in connection with the issuance of the Shares, including, without limitation, the Equity Distribution Agreement, certificates or comparable documents of officers of the Duke Entities and public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinion set forth below is limited to the Indiana Business Corporation Law, applicable provisions of the Constitution of the State of Indiana and reported judicial decisions interpreting such Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Equity Distribution Agreement, and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws, statutes, ordinances, rules, or regulations.

Based upon the foregoing, and subject, in all respects, to the limitations, qualifications, exceptions, and assumptions set forth herein, it is our opinion that:

(1) The issuance of the Shares has been duly authorized and, following (i) due execution and delivery of the Equity Distribution Agreement by the parties thereto, (ii) due execution and delivery of each Forward Sale Agreement relating to any forward purchase pursuant to the Equity Distribution Agreement in the form attached as an exhibit to the Equity Distribution Agreement, together with the relevant supplemental confirmation thereto (the “Supplemental Confirmation”), (iii) authorization by a duly authorized officer, designated by the Company’s board of directors to approve placement notices under the Agreements, of the terms of each placement notice issued and Supplemental Confirmation (if any) executed in a manner consistent with the foregoing and pursuant to which the Shares may be sold pursuant to the Agreements, (iv) issuance of the Shares pursuant to the terms of the applicable Agreement and the applicable placement notice and Supplemental Confirmation (if any), and (v) receipt by the Company of the proceeds for the Shares sold pursuant to the terms of such applicable Agreement and applicable placement notice and Supplemental Confirmation (if any), the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, and may not be used, circulated, quoted, or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the paragraph numbered (1) above, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is made as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement (or to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement, as appropriate), and to the reference to this law firm under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act or that we are otherwise within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

[Signature Page to Follow]

Sincerely,
ALSTON & BIRD LLP
By:	/s/ Mark C. Kanaly
Mark C. Kanaly
A Partner

[Signature Page to 5.1 Opinion]

Schedule 1

Barclays Capital Inc.

745 Seventh Avenue, 23rd Floor

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue, 5th Floor

New York, New York 10179

RBC Capital Markets, LLC

200 Vesey Street, 10th Floor

New York, New York 10281

Regions Securities LLC

615 South College Street

Charlotte, North Carolina 28202

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Schedule 2

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue, 23rd Floor

New York, New York 10019

Citibank, N.A.

c/o Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

JPMorgan Chase Bank, National Association

c/o J.P. Morgan Securities LLC

383 Madison Avenue, 5th Floor

New York, New York 10179

Royal Bank of Canada

c/o RBC Capital Markets, LLC

200 Vesey Street, 10th Floor

New York, New York 10281

The Bank of Nova Scotia

c/o Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Wells Fargo Bank, National Association

c/o Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001